UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

AKERS BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 3, 2015, the Company held its 2015 annual meeting of stockholders (the “Annual Meeting”). Greater than 40% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth in the table below. With respect to the election of Raymond F. Akers, Jr., Ph.D, Thomas Knox, Brandon Knox, and Robert E. Andrews as directors to each serve a one-year term on the Board and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Raymond F. Akers, Jr. Ph.D	2,275,926	0	199,477	-
Election of Thomas Knox	2,268,769	0	205,570	-
Election of Brandon Knox	2,270,769	0	203,570	-
Election of Robert E. Andrews	2,345,722	0	130,923	-
Ratification of MorisonCogen, LP, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2015	2,345,722	126,363	2,510	-

On the basis of the above votes, (i) Raymond F. Akers, Jr., Ph.D, Thomas Knox, Brandon Knox, and Robert E. Andrews were elected as members of the Board and (ii) the proposal to ratify the selection of MorisonCogen, LP, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2015 was adopted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: August 6, 2015	By:	/s/ Raymond F. Akers, Jr., Ph.D
Raymond F. Akers, Jr., Ph.D
Executive Chairman